                                                                   EXHIBIT 10.29

As of August 1, 1997



[Name of Executive]
Fidelity Federal Bank,
  A Federal Savings Bank
4565 Colorado Boulevard
Los Angeles, California  90039

Dear Mr. [Last Name]:

Bank Plus Corporation (the "Company") and its principal subsidiary, Fidelity Federal Bank, A Federal Savings Bank (the "Bank"), consider the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company and the Bank recognize that, as is the case with many publicly held corporations, the possibility of severance or a change in control may arise and that such possibility, and the uncertainty and questions which it may raise among management of the Bank, may hinder the Bank's efforts to recruit qualified management personnel and result in the departure or distraction of management personnel, in each case to the detriment of the Company and the Bank and the Company's shareholders. Accordingly, the Board of Directors of the Company (the "Board") and the board of directors of the Bank have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of management of the Bank to their assigned duties without distraction in circumstances arising from the possibility of severance or a change in control of the Company or the Bank. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control of the Company or the Bank, that you be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of your own situation.

In order to induce you to remain in the employ of the Bank, this letter agreement sets forth the severance benefits which the Bank agrees will be provided to you in the event your employment with the Bank is terminated under the circumstances described below or there is a "change in control" of the Company or the Bank.

As of August 1, 1997]
Page 2

1.   RIGHT TO TERMINATE; AGREEMENT TO PROVIDE SERVICES.
     -------------------------------------------------

     (a) Except as otherwise provided in paragraph (b) below, the Bank or you may terminate your employment at any time, subject to the Bank's providing the benefits hereinafter specified in accordance with the terms hereof.

     (b) In the event a tender offer or exchange offer is made by a Person (as hereinafter defined) for more than 25% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors ("Voting Securities"), including shares of the common stock of the Company, you agree that you will not leave the employ of the Bank (other than as a result of Disability or upon Retirement, as such terms are hereinafter defined) and will render the services contemplated in the recitals to this Agreement until such tender offer or exchange offer has been abandoned or terminated or a change in control of the Company or the Bank, as defined in
Section 3 hereof, has occurred. For purposes of this Agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, the Bank, any other subsidiary of the Company or any employee benefit plan(s) sponsored by the Company, the Bank or any other subsidiary of the Bank.

2.   TERM OF AGREEMENT.
     -----------------

     (a) This Agreement shall commence on August 1, 1997 and shall continue in effect until July 31, 2000; provided, however, that commencing on August 1, 2000
                            --------  -------
and each August 1 thereafter, the term of this Agreement shall be extended for one additional year unless at least 90 days prior to such August 1st date, the Bank or you shall have given notice that this Agreement shall not be extended; and provided, further, that, notwithstanding the delivery of any such notice,
    --------  -------
this Agreement shall continue in effect for a period of twenty-four (24) months after a change in control of the Company or the Bank, as defined in Section 3 hereof, if such change in control shall have occurred during the term of this Agreement, as it may be extended by the first proviso set forth above.

     (b) Notwithstanding anything in this Section 2 to the contrary:

          (i) this Agreement shall terminate if you or the Bank terminate your employment prior to a change in control, subject to the Bank's obligations to you under Section 6 hereof;

          (ii) the obligations of the Bank hereunder shall terminate for so long as you are suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(3) and
(g)(1)) as of the date of service of such notice unless stayed by appropriate proceedings; provided that if the charges in the notice are dismissed, the Bank
             --------
may in

As of August 1, 1997]
Page 3

its discretion (A) pay you all or part of any payments within the terms of this Agreement withheld while its obligations under this Agreement was suspended and
(B) reinstate (in whole or in part) any of its obligations which were suspended;

          (iii) the obligations of the Bank hereunder shall terminate if you are removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(4) or (g)(1));

          (iv) this Agreement shall terminate if the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act); or

          (v) this Agreement shall be terminated by the Director of the Office of Thrift Supervision or his or her designee (the "Director"), except to the extent that the Director determines that continuation of this Agreement is necessary for the continued operation of the Bank, (A) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act or (B) at the time the Director approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in unsafe or unsound condition;

provided, however, that in the case of paragraphs (iii), (iv) and (v) of this
--------  -------
Section 2(b), vested rights hereunder held by the Bank or you shall not be affected by such termination.

3.   CHANGE IN CONTROL.  For purposes of this Agreement, a "change in control"
     -----------------
shall be deemed to occur if (a) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company, the Bank or any of the Company's other subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company, the Bank or any of the Company's other subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities of the Company"); or (b) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation,
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As of August 1, 1997
Page 4

other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets;
(d) a sale or sales or other disposition or dispositions by the Company which results in the Company ceasing to beneficially "own" (within the meaning of Rule 13d-3 under the Exchange Act, directly or indirectly, more than 50% of the Voting Securities of the Bank; or (e) a sale or sales of all or substantially all of the assets of the Bank, in a single transaction or series of transactions, other than to a direct or indirect subsidiary of the Company; or
(f) a merger or other combination involving the Bank as a result of which the Company ceases to beneficially own, directly or indirectly, more than 50% of the Voting Securities of the Bank or the successor to the Bank.

4.   TERMINATION OF EMPLOYMENT PRIOR TO A CHANGE IN CONTROL.  The Bank or you
     ------------------------------------------------------
may terminate your employment at any time prior to a change in control, subject to the Bank's providing the benefits hereinafter specified.

     (a) Termination for Cause, without Good Reason or upon Death, Disability or
         -----------------------------------------------------------------------
Retirement.  If the Bank terminates your employment for Cause or Disability, you
----------
terminate employment other than for Good Reason, or in the event of your Retirement or death, the Bank shall be liable to you for (i) earned but unpaid salary, (ii) any unpaid annual bonus that was earned in the Bank's fiscal years prior to the fiscal year in which your employment terminates, (iii) unreimbursed business expenses or other allowances that are incurred prior to the date on which your employment terminates (the "Termination Date") and (iv) your vested benefits under the Plans. For purposes of the preceding sentence, expense or allowances are incurred as of the date such expenses are payable by you or the Bank.

     (b) Termination Other Than for Cause or for Good Reason.  If the Bank
         ---------------------------------------------------
terminates your employment other than for Cause or Disability or you terminate employment for Good Reason, the Bank shall be liable for the payments and benefits described in paragraph (a) above and shall provide you with the additional payments and benefits described below:

          (i)    Base Salary. The Bank shall continue to pay you the higher of
                 -----------
(y) your base salary as of the Termination Date or (z) your base salary as of the date of this Agreement for 2.0 years following the Termination Date.

          (ii)   Annual Bonus. Within thirty days following the Termination
                 ------------
Date, the Bank shall make a lump-sum cash payment to you in an amount equal to
2.0 times the average of the annual bonus to which you were entitled during the Bank's two fiscal years ended prior to the Termination Date.
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As of August 1, 1997
Page 5

          (iii)  Benefit Plans.  The Bank shall maintain in full force and
                 -------------
effect, for the continued benefit of you and your dependents for a period terminating on the earlier of (x) 2.0 years following the Termination Date, (y) the commencement date of equivalent benefits from a new employer or (z) your attainment of age sixty-five (65), all insured and self-insured employee health and welfare benefit plans in which you were entitled to participate immediately prior to the Termination Date, provided that your continued participation is possible under the general terms and provisions of such plans (and any applicable funding media) and you continue to pay an amount equal to your regular contribution under such plans for such participation. If, at the end of three years after the Termination Date, you have not reached your sixty-fifth birthday and you have not previously received or are not then receiving equivalent benefits from a new employer, the Bank shall arrange, at its sole cost and expense, to enable you to convert your and your dependents' coverage under such plans to individual policies or programs upon the same terms as employees of the Bank may apply for such conversions. In the event that your participation in any plan is barred, the Bank shall, at its sole cost and expense, arrange to have issued for the benefit of you and your dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which you otherwise would have been entitled to receive under such plans pursuant to this paragraph or, if such insurance is not available at a reasonable cost to the Bank, the Bank shall provide you and your dependents with equivalent benefits (on an after-tax basis). You shall not be required to pay any premiums or other charges in an amount greater than that which you would have paid in order to participate in such plans.

          (iv)   Equity Awards. The restrictions on any stock options,
                 -------------
restricted stock or other equity awards under the Bank Plus corporation Stock Option and Equity Incentive Plan or any other equity incentive plan shall lapse and all such awards shall become 100% vested.

     (c)  For purposes of this Agreement,

          (i)    Disability. Termination by the Bank of your employment based on
                 ----------
"Disability" shall mean termination because of your absence from your duties with the Bank on a full time basis for one hundred eighty (180) consecutive days as a result of your incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to you following such absence you shall have returned to the full time performance of your duties.

          (ii)   Retirement. Termination by you or by the Bank of your
                 ----------
employment based on "Retirement" shall mean termination on or after your attainment of age sixty-five (65).

          (iii)  Cause.  Termination by the Bank of your employment for "Cause"
                 -----
shall mean termination upon (i) the willful and continued failure by you to perform substantially your duties with the Bank (other than any such failure resulting from your incapacity due to physical or mental illness) after a demand for substantial performance is delivered to you by the Board or the executive committee thereof , which specifically identifies the manner in which such body

As of August 1, 1997]
Page 6

believes that you have not substantially performed your duties, or (ii) your willful dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this paragraph (c), no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in, or not opposed to, the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or the board of directors of the Bank or based upon the advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Bank. It is also expressly understood that your attention to matters not directly related to the business of the Bank shall not provide a basis for termination for Cause so long as the Board or the board of directors of the Bank has approved your engagement in such activities. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the board of directors of the Bank at a meeting called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the board of directors of the Bank), finding that in the good faith opinion of the board of directors of the Bank you were guilty of the conduct set forth above in (i) or
(ii) of this paragraph (c) and specifying the particulars thereof in detail.

          (iv)   Good Reason.  Termination by you of your employment for "Good
                 -----------
Reason" shall mean termination based on:

                 (A) an adverse change in your status or position(s) as an executive officer of the Bank, including, without limitation, any adverse change in your status or position as a result of a diminution in your duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of you from or any failure to reappoint or reelect you to such position(s) (except in connection with the termination of your employment for Cause, Disability or Retirement or as a result of your death or by you other than for Good Reason);

                 (B) a reduction by the Bank in your base salary;

                 (C) the failure by the Company or the Bank to continue in effect any Plan (as hereinafter defined) other than as a result of the normal expiration of any such Plan, or the taking of any action, or the failure to act, by the Bank which would adversely affect your continued participation in any of such Plans on at least as favorable a basis to you or which would materially reduce your benefits in the future under any of such Plans or deprive you of any material benefit enjoyed by you unless such plan or material benefits were applied to all other executives;

As of August 1, 1997
Page 7

                 (D) the failure by the Bank to provide and credit you with the number of paid vacation days to which you are then entitled in accordance with its normal vacation policy;

                 (E) the requirement by the Bank that you be based at an office that is greater than 35 miles from where your office is located, except for required travel on the business of the Bank to an extent substantially consistent with the business travel obligations which you undertook as of the date of this agreement;

                 (F) the failure by the Company and the Bank to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by
Section 6 hereof;

                 (G) any purported termination by the Bank of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) below (and, if applicable, paragraph (c) above); and for purposes of this Agreement, no such purported termination shall be effective; or

                 (H) any refusal by the Bank to continue to allow you to attend to matters or engage in business or civic activities not directly related to the business of the Bank which, as of the date of this agreement, you were permitted by the Board or the Board of Directors of the Bank to attend to or engage in.

For purposes of this Agreement, "Plan" shall mean any compensation plan such as an incentive, stock option or restricted stock plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy intended to benefit employees of the Bank.

          (v) Notice of Termination.  Any purported termination by the Bank or
              ---------------------
by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

          (vi) Date of Termination.  "Date of Termination" shall mean (i) if
               -------------------
your employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), (ii) if your employment is to be terminated by the Bank for Cause or by you pursuant to Sections 4(d)(vi) and 6 hereof or for any other Good Reason, the date specified in the Notice of Termination, or (iii) if your employment is to be terminated by the Bank for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety
(90) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by you in writing either in

As of August 1, 1997
Page 8

advance of, or after, receiving such Notice of Termination. In the case of termination by the Bank of your employment for Cause, if you have not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by you of the Notice of Termination with respect thereto, you may notify the Bank that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by the arbitrators in a proceeding as provided in Section 14 hereof. During the pendency of any such dispute, the Bank will continue to pay you your full compensation in effect just prior to the time the Notice of Termination is given and until the dispute is resolved in accordance with
Section 14.

5.   TERMINATION FOLLOWING A CHANGE IN CONTROL.  If any of the events described
     -----------------------------------------
in Section 3 hereof constituting a change in control shall have occurred, you shall be entitled to the benefits provided in Section 6 hereof.

6.   COMPENSATION UPON A CHANGE IN CONTROL; OTHER AGREEMENTS.
     -------------------------------------------------------

     (a) Subject to Section 9 hereof, if a change in control, as defined in
Section 3 above, shall have occurred, then the Bank shall pay to you, no later than the fifth business day thereafter, without regard to any contrary provisions of any Plan (other than any deferral election pursuant to the Company's Deferred Compensation Plan) an amount in cash equal to 3.0 times the sum of (I) your annual salary as in effect immediately prior to the change in control, plus (II) the average of the annual bonus to which you were entitled for the Bank's three fiscal years ended prior to the change in control, plus
(III) an amount equal to the matching contribution you would have received under the Bank's 401(k) plan if you had made the maximum contribution under such plan during the year in which the Date of Termination occurs.

     (b) If, within twenty-four (24) months after a change in control shall have occurred, your employment by the Bank shall be terminated (i) by the Bank other than for Cause, Disability or Retirement or (ii) by you for Good Reason, then the Bank shall maintain in full force and effect, for the continued benefit of you and your dependents for a period terminating on the earliest of (x) 36 months after the Date of Termination, (y) the commencement date of equivalent benefits from a new employer or (z) your attainment of age sixty-five (65), all insured and self-insured employee health and welfare benefit Plans in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such Plans (and any applicable funding media) and you continue to pay an amount equal to your regular contribution under such plans for such participation. If, at the end of three years after the Termination Date, you have not reached your sixty-fifth birthday and you have not previously received or are not then receiving equivalent benefits from a new employer, the Bank shall arrange, at its sole cost and expense, to enable you to convert your and your dependents' coverage under such Plans to individual policies or programs upon the same terms as employees of the Bank may apply for such conversions. In the event that your participation in any such Plan is barred, the Bank shall, at its sole cost and expense, arrange to have issued for the benefit of you and your dependents individual policies of

As of August 1, 1997]
Page 8

insurance providing benefits substantially similar (on an after-tax basis) to those which you otherwise would have been entitled to receive under such Plans pursuant to this paragraph (d) or, if such insurance is not available at a reasonable cost to the Bank, the Bank shall provide you and your dependents with equivalent benefits (on an after-tax basis). You shall not be required to pay any premiums or other charges in an amount greater than that which you would have paid in order to participate in such Plans.

     (c) Except as specifically provided in paragraph (b) above, the amount of any payment provided for in this Section 6 shall not be reduced, offset or subject to recovery by the Bank by reason of any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

     (d) In the event that you become entitled to the payments provided by paragraph (a) above (the "Agreement Payments"), if any of the Agreement Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code (the "Code") (or any similar tax that may hereafter be imposed), the Company shall pay to you at the time specified in paragraph (e) below an additional amount (the "Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this paragraph (d) but before deduction for any federal, state or local income tax on the Agreement Payments, shall be equal to the sum of (i) the Total Payments and (ii) an amount equal to the product of any deductions disallowed because of the inclusion of the Gross-up Payment in your adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made.

          For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a change in control of the Company or the Bank or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, the Bank, any person whose actions result in a change of control or any person affiliated with the Company or such person) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the code shall be treated as subject to the Excise Tax, unless the Company's public accounting firm as of the date immediately prior to the change of control (the "Accounting Firm") determines that such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments or (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying

As of August 1, 1997
Page 10

clause (i), above), and (z) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Accounting Firm shall provide detailed supporting calculations to the Bank and you within fifteen (15) business days of the receipt of notice from the Bank or you that there has been an Agreement Payment, or such earlier time as is requested by the Bank. In the event that the Accounting firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, you may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Bank and the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

          For purposes of determining the amount of the Gross-up Payment, you shall be deemed to (1) pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made, (2) pay the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which cold be obtained from deduction of such state and local taxes (determined without regard to limitations on deductions based upon the amount of your adjusted gross income), and (3) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in you adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to the Bank at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Bank shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess at the rate provided in Section 1274(b)(2)(B) of the Code) at the time that the amount of such excess is finally determined.

     (e) The Gross-up Payment or portion thereof provided for in paragraph (d) above shall be paid not later than the thirtieth day following payment of any amounts under paragraph (a) above; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Bank shall pay to you on such day an estimate, as determined in good faith by the Bank, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate

As of August 1, 1997
Page 11

provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts under paragraph (a) above. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Bank to you, payable on the fifth day after demand by the Bank (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

7.   SUCCESSORS; BINDING AGREEMENT.
     -----------------------------

     (a) The Company and the Bank will seek, by written request at least five business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person by agreement in form and substance satisfactory to you, assent to the fulfillment of the Bank's obligations under this Agreement. Failure of such Person to furnish such assent by the later of (i) three business days prior to the time such Person becomes Successor or (ii) two business days after such Person receives a written request to so assent shall constitute Good Reason for termination by you of your employment if a change in control occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Bank's business directly, by merger or consolidation, or indirectly, by purchase of the Voting Securities of the Company or the Bank or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

     (c) For purposes of this Agreement, the "Bank" and the "Company" shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Bank or the Company, respectively, ceases to exist.

8.   FEES, EXPENSES AND INTEREST; MITIGATION.
     ---------------------------------------

     (a) The Bank shall reimburse you, on a current basis, for all reasonable legal fees and related expenses incurred by you in connection with the Agreement following a change in control of the Bank, including, without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or (ii) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided,
                                                                  --------
however, you shall be required to repay any such amounts to the Bank to the
-------
extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or

As of August 1, 1997
Page 12

advanced by you in bad faith. In addition to the fees and expenses provided herein, you shall also be paid interest on any disputed amount ultimately paid to you at the prime rate announced by the Bank from time to time from the date payment should have been made until paid in full.

     (b) You shall not be required to mitigate the amount of any payment the Bank becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise.

9.   TAXES.  All payments to be made to you under this Agreement will be subject
     -----
to required withholding of federal, state and local income and employment taxes.

10.  OTHER LIMITATIONS ON PAYMENTS.  Any payments made to you pursuant to this
     -----------------------------
Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

11.  SURVIVAL.  The respective obligations of, and benefits afforded to, the
     --------
Bank and you as provided in Sections 5, 6, 7(b), 8, 9, 10, 15 and 16 of this Agreement shall survive termination of this Agreement.

12.  NOTICE.  For the purposes of this Agreement, notices and all other
     ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of the Bank, to the address set forth on the first page of this Agreement or, in the case of the undersigned employee, to the address set forth below his signature, provided that all notices to the Bank shall be directed to the attention of the Company and President of the Bank, with a copy to the Secretary of the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

13.  MISCELLANEOUS.  No provision of this Agreement may be modified, waived or
     -------------
discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the Chief Executive Officer or President of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California applied without regard to conflict of laws principles.

14.  VALIDITY.  The invalidity or unenforceability of any provision of this
     --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

As of August 1, 1997
Page 13

15.  ARBITRATION.  Any dispute or controversy arising under or in connection
     -----------
with this Agreement shall be settled exclusively by arbitration in the County of Los Angeles, State of California by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided,
                                                                    --------
however, that you shall be entitled to seek specific performance of your right
-------
to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Bank shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 14.

16.  EMPLOYEE'S COMMITMENT.  You agree that subsequent to your period of
     ---------------------
employment with the Bank, you will not at any time communicate or disclose to any unauthorized person, without the written consent of the Bank, any proprietary processes of the Company and the Bank or any other subsidiary of the Company or other confidential information concerning their business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of the Company, the Bank and the other subsidiaries, taken as a whole; it being understood, however, that the obligations of this Section 16 shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise than by your wrongful act or omission.

17.  WITNESS FEES.  If, at any time after the termination of this Agreement,
     ------------
Executive is requested by the Company or any affiliate of the Company, or is required, to testify or to provide evidence or otherwise to perform services in relation to litigation or similar proceedings (civil, administrative, arbitral or otherwise) in which the Company or any affiliate of the Company, but not Executive, is a named party or is otherwise involved,

     (a) Executive shall be paid by the Company (i) with respect to each day that Executive appears as a witness or is deposed, at the rate of $1,000 per day, and (ii) with respect to each day that Executive is involved in the preparation therefor, at the rate of $500 per day, and

     (b) Executive shall be reimbursed by the Company for reasonable travel and accommodation expenses if such services are required to be performed outside of the city of Executive's domicile.

18.  RELATED AGREEMENTS.  To the extent that any provision of any other
     ------------------
agreement between the Company, the Bank or any of the other subsidiaries of the Company and you shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

As of August 1, 1997]
Page 14

19.  COUNTERPARTS.  This Agreement may be executed in several counterparts, each
     ------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Bank the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

FIDELITY FEDERAL BANK,
     A FEDERAL SAVINGS BANK


By: /s/ Richard M. Greenwood
   -------------------------------
Name:  Richard M. Greenwood
Title: Chief Executive Officer

Agreed to this _____ day
of ____________________, 1997.



__________________________________
[Name of Executive]


     The payment of all obligations and liabilities of Fidelity Federal Bank, A Federal Savings Bank under this Agreement, is specifically guaranteed by Bank Plus Corporation.

BANK PLUS CORPORATION


By: /s/ Richard M. Greenwood
   -------------------------------
Name:  Richard M. Greenwood
Title: President and Chief Executive Officer